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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3
(333-10383 and 333-14025); S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated June 7, 1996, except for Note 9, as to which the date is October 24, 1996, relating to the financial statements of Fortran Corp., which report appears in this Annual report on Form 10-K of U.S. Office Products Company.

/s/ Rubin, Koehmsted & Nadler, PLC
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Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
Springfield, Virginia
July 20, 1998